                                                   EXHIBIT (23)


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the registration statements of AT&T Corp. on Form S-8 of the AT&T LONG TERM SAVINGS PLAN FOR MANAGEMENT EMPLOYEES (Registration Nos.
33-34264, 33-29256, 33-21937 and 33-14373) of our report dated April
29, 1994, on our audits of the financial statements of the AT&T LONG TERM SAVINGS PLAN FOR MANAGEMENT EMPLOYEES at December 31, 1993, 1992 and for the year ended December 31, 1993, and the supplemental schedules at December 31, 1993.



Coopers & Lybrand
New York, New York
May 5, 1994